EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

     The undersigned, Albert G. Lowenthal, Chairman and Chief Executive Officer and Elaine K. Roberts, President and Chief Financial Officer of Oppenheimer Holdings Inc. (the “Company”), each hereby certifies that to his/her knowledge the Quarterly Report on Form 10-Q/A for the period ended June 30, 2004 of the Company filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

     Signed at the New York, New York, this 13th day of June, 2005

“A.G. Lowenthal”
Albert G. Lowenthal
Chairman and Chief Executive Officer

“E.K. Roberts”
Elaine K. Roberts
President and Chief Financial Officer

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